Exhibit 5.1

[LETTERHEAD OF HOGAN & HARTSON L.L.P.]

December 18, 2003

Board of Directors

ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, GA 31833

Gentlemen:

We are acting as special counsel to ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), in connection with its registration, pursuant to a registration statement on Form S-8 (the “Registration Statement”), of 2,800,000 shares (the “Stock Incentive Plan Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”) issuable pursuant to the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and 750,000 shares of Common Stock (the “401(k) Plan Shares”) issuable pursuant to the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan (as amended, the “401(k) Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. A copy of the Stock Incentive Plan and the 401(k) Plan, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 6, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

5. Resolutions of the Board of Directors of the Company (the “Board”) adopted effective as of October 20, 1997, January 27, 1998, July 27, 1999, January 26,

Board of Directors

ITC^DeltaCom, Inc.

December 18, 2003

2000, October 9, 2002, October 29, 2002, December 5, 2002 and October 28, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

6. Resolutions of the stockholders of the Company adopted at a meeting held on December 18, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7. A certificate of an officer of the Company, dated the date hereof, as to certain facts relating to the Company, the Stock Incentive Plan and the 401(k) Plan.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained in the General Corporation Law of the State of Delaware, as amended, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the following opinion:

1. Following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the Stock Incentive Plan Shares pursuant to the terms contemplated in the Registration Statement and the Stock Incentive Plan and (iii) receipt by the Company of consideration for each Stock Incentive Plan Share that is equal to or greater than the par value of the Common Stock, the Stock Incentive Plan Shares will be validly issued, fully paid, and nonassessable.

2. Following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the 401(k) Plan Shares pursuant to the terms contemplated in the Registration Statement and the 401(k) Plan and (iii) receipt by the Company of consideration for each 401(k) Plan Share that is equal to or greater than the par value of the Common Stock, the 401(k) Plan Shares that constitute original issuances by the Company to the Trustee of the 401(k) Plan will be validly issued, fully paid, and non-assessable.

Board of Directors

ITC^DeltaCom, Inc.

December 18, 2003

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/    Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.